Exhibit 99.1

Inno Holdings Inc. Enters into Development Services Agreement to Build AI-Powered Used Mobile Phone Sales Agent

Hong Kong, China, June 8, 2026 (GLOBE NEWSWIRE) — INNO HOLDINGS INC. (NASDAQ: INHD) (“INNO” or the “Company”) today announced the execution of a Development Services Agreement (the “Agreement”) with a Hong Kong based AI service provider (the “Service Provider”). Under the Agreement, the Service Provider will develop an AI-powered used mobile phone sales agent system (the “Sales AI Agent Project”) on behalf of the Company, with a total contracted service value of USD 3,000,000.

Pursuant to the Agreement, the Service Provider will deliver end-to-end technical development services including, but not limited to, the architecture design and implementation of an intelligent sales conversion system, an automated customer acquisition module, AI-driven product recommendation engines, and integrated data analytics capabilities. The Sales AI Agent Project is designed to automate and optimize core sales workflows within the Company’s used mobile phone trading business, enhancing lead generation efficiency and improving customer conversion rates at scale.

“The used mobile phone market is at a pivotal turning point where AI-driven automation can create decisive competitive advantages,” said CEO Mr. Ding Wei. “By partnering with specialized technology developers, we are accelerating our ability to deploy intelligent sales agents that engage customers proactively, increase inventory pricing accuracy, and close transactions faster. We believe this Agreement represents a meaningful step toward digitizing and scaling our operations in this high-growth segment.”

The Sales AI Agent Project is currently in its early development stage and has not yet been deployed in the Company’s commercial operations. The Agreement reflects the Company’s decision to invest in the development of the Sales AI Agent. However, the timing, scope, and ultimate impact of the project remain subject to continued development, testing, and evaluation. There can be no assurance as to the timeline or successful implementation of the AI Agent system, and actual results may differ materially from the Company’s current expectations.

About Inno Holdings Inc.

INNO is a trade-focused electronic products trading company and a holding company incorporated in the State of Texas. The Company has operations primarily in Hong Kong and is continuing to grow its sales and distribution network in the electronic products trading industry. The Company endeavors to create greater commercial value for its business partners and therefore enhance its own enterprise value and shareholders’ value of their stake in the Company. The Company has a professional brand and marketing management system, which can quickly help partnering enterprises achieve the connection, management, and operation of marketing channels domestically and globally.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue,” “hope,” “design,” “aim” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For more information, please contact:

contact@innoholdings.com